Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of October 4th, 2016, is by and among NowNews Digital Media Technology Co., Ltd., a Nevada corporation (the “Parent”), MySong Industrial Co., Ltd. (我歌实业股份有限公司), a limited liability company formed under the laws of Taiwan (the “Company”), and the shareholders of the Company (each a “Shareholder” and collectively the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Company has Five Thousand (5,000) shares of common stock (the “Company Shares”) outstanding, all of which are held by the Shareholders. The Shareholders have agreed to transfer the Company Shares in exchange for an aggregate of Two Hundred Thousand (200,000) newly issued shares of common stock (the “Exchange Shares”), par value $0.001 per share, of the Parent (the “Parent Stock”).

The exchange of Company Shares for Exchange Shares is intended to constitute a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to effect the transaction contemplated in this Agreement (the “Share Exchange”).

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I
Exchange of Shares

SECTION 1.01.           Exchange by the Shareholder. At the Closing (as defined in Section 1.02), the Shareholder shall sell, transfer, convey, assign and deliver to the Parent all of the Company Shares free and clear of all Liens in exchange for an aggregate of 200,000 shares of Parent Stock.

SECTION 1.02.           Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Share Exchange”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP in New York, New York or such other places as the Parties shall agree upon, on the delivery of executed copies of this Agreement by all the parties and other deliveries as set forth in Section V, or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II
Representations and Warranties of the Shareholder

Shareholder hereby represents and warrants to the Parent, as follows:

SECTION 2.01.           Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to the Company Shares (as set forth on Exhibit A), with the right and authority to sell and deliver such Company Shares to Parent as provided herein. Upon registering of the Parent as the new owner of such Company Shares in the share register of the Company, the Parent will receive good title to such Company Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances (collectively, “Liens”).

SECTION 2.02.           Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Share Exchange have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

SECTION 2.03.           No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

SECTION 2.04.           No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Share Exchange that the Company or the Parent will be responsible for.

SECTION 2.05.           Purchase Entirely for Own Account. The Parent Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Parent Stock, except in compliance with applicable securities laws.

SECTION 2.06.           Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent. The Shareholder has received and reviewed the 10-K for the year ended December 31, 2014 filed by the Parent with the Securities and Exchange Commission on March 31, 2015 as well as such other reports filed by the Parent with the Securities and Exchange Commission after December 31, 2014 up to the date of this Agreement. The Shareholder has had the opportunity to ask for information from the Parent.

SECTION 2.07.           Non-Registration. The Shareholder understands that the Parent Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Parent Stock in accordance with the Parent charter documents or the laws of its jurisdiction of incorporation.

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SECTION 2.08.           Restricted Securities. The Shareholder understands that the Parent Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the Parent Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09.           Legends. It is understood that the Parent Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.10.           Regulation S; Non-U.S. Person Status.

 The Shareholder represents and warrants it is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S, and further represents and warrants as follows:

(a)       Intentionally omitted.

(b)      The Shareholder is not acquiring the Parent Stock for the account or benefit of a U.S. Person.

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(c)       It has not been formed specifically for the purpose of the Share Exchange.

(d)      The Shareholder hereby represents that it has satisfied and fully observed the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Exchange Shares, including (i) the legal requirements of the Shareholder’s jurisdiction for the acquisition of the Exchange Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Exchange Shares; and further, the Shareholder agrees to continue to comply with such laws as long as he, she or it shall hold the Exchange Shares.

(e)       To the knowledge of the Shareholder, neither the Company nor any person acting for the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the securities being offered pursuant to this Agreement.

(f)       The Shareholder will offer, sell or otherwise transfer the Exchange Shares, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

(g)      The Shareholder will not engage in hedging transactions involving the Exchange Shares unless such transactions are in compliance with the Securities Act.

SECTION 2.11.           Reliance on Exemptions.

The Shareholder understands that the Exchange Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Shareholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Shareholder to acquire the Exchange Shares.

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ARTICLE III
Representations and Warranties of the Company

The Company has previously provided to the Parent a Disclosure Schedule (the “Company Disclosure Schedule”). The Company represents and warrants to the Parent that, except as set forth in the Company Disclosure Schedule, regardless of whether or not the Company Disclosure Schedule is referenced below with respect to any particular representation or warranty:

SECTION 3.01.           Organization, Standing and Power. The Company is duly incorporated or organized, validly existing and in good standing under the laws of the Republic of Taiwan and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Share Exchange (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Parent true and complete copies of the articles of incorporation and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”).

SECTION 3.02.           Capital Structure. The authorized share capital of the Company consists of Five Thousand (5,000) shares of stock consisting of Five Thousand (5,000) shares of common stock, all of which are issued and outstanding. All outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Company Charter Documents or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound. Except as set forth herein, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any shares or capital stock or other equity interest, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the shares or capital stock of the Company.

SECTION 3.03.           Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Share Exchange. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Share Exchange have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Share Exchange. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

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SECTION 3.04.           No Conflicts; Consents.

(a)       The execution and delivery by the Company of this Agreement does not, and the consummation of the Share Exchange and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)       Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Share Exchange.

SECTION 3.05.           Taxes.

(a)       The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b)       If applicable, the Company has established an adequate reserve reflected on its financial statements for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

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(c)       For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.06.           Benefit Plans. The Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”). As of the date of this Agreement there are no severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.07.           Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.08.           Compliance with Applicable Laws. The Company is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.08 does not relate to matters with respect to Taxes, which are the subject of Section 3.05.

SECTION 3.09.           Brokers; Schedule of Fees and Expenses No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Share Exchange based upon arrangements made by or on behalf of the Company.

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SECTION 3.10.           Contracts. Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Schedule 3.10 lists the following contracts and other agreements (“Material Agreements”) to which the Company is a party: (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Company’s employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (vi) any agreement with any current or former officer, director, shareholder, members, manager or affiliate of the Company; (vii) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (viii) any agreements for the sale of any of the assets of the Company, other than in the ordinary course of business; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (x) any royalty agreements, licenses or other agreements relating to intellectual property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Company Material Adverse Effect on the Company.

SECTION 3.11.           Intentionally omitted.

SECTION 3.12.           Title to Properties. The Company does not own any real property. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

SECTION 3.13.           Insurance. The Company does not hold any insurance policy.

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SECTION 3.14.           Share Exchange With Affiliates and Employees. Except as set forth in the Company Disclosure Schedule, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.15.           Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Shareholder as a result of the Shareholder and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and the Shareholder’ ownership of the Parent Stock.

SECTION 3.16.           No Additional Agreements. The Company does not have any agreement or understanding with the Shareholder with respect to the Share Exchange other than as specified in this Agreement.

SECTION 3.17.           Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.18.           Disclosure. The Company confirms that neither it nor any person acting on its behalf has provided the Shareholder or their respective agents or counsel with any information that the Company believes constitutes material, non-public information, except insofar as the existence and terms of the proposed Share Exchange hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed no later than four (4) business days after the Closing. The Company understands and confirms that the Parent will rely on the foregoing representations and covenants in effecting Share Exchange in securities of the Parent. All disclosure provided to the Parent regarding the Company, its business and the Share Exchange, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.19.           Absence of Certain Changes or Events. Except in connection with the Share Exchange and as disclosed in the Company Disclosure Schedule, from Apr 15th, 2016 (date of inception) to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

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(a)       any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)       any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)       any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)       any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)       any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)       any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Company’s ownership or use of such property or assets;

(g)       any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)       any alteration of the Company’s method of accounting or the identity of its auditors;

(i)       any declaration or payment of dividend or distribution of cash or other property to the Shareholder or any purchase, redemption or agreements to purchase or redeem any Company Shares;

(j)       any issuance of equity securities to any officer, director or affiliate; or

(k)       any arrangement or commitment by the Company to do any of the things described in this Section.

SECTION 3.20.           Foreign Corrupt Practices. Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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SECTION 3.21.           Solvency. Based on the financial condition of the Company as of the closing date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

SECTION 3.21           Material Contract Defaults. The Company is not, or has not received any notice or has any knowledge that any other party is, in Material Contract Default under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Company Material Contract” means any Contract that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000, including guarantees of such indebtedness.

ARTICLE IV
Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Shareholder and the Company, that, except as set forth in the reports, schedules, forms, statements and other documents filed by the Parent with the SEC and publicly available prior to the date of the Agreement (the “Parent SEC Documents”), or in the Disclosure Schedule delivered by the Parent to the Company and the Shareholder (the “Parent Disclosure Schedule”):

SECTION 4.01.           Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Share Exchange (a “Parent Material Adverse Effect”). The Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to the Company true and complete copies of the certificate of incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).

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SECTION 4.02.           Subsidiaries; Equity Interests. Except as set forth in the Parent Disclosure Schedule, the Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03.           Capital Structure. The authorized capital stock of the Parent consists of 50,000,000 shares of Parent Stock, par value $0.001 per share, of which (i) 22,412,000 shares of Parent Stock are issued and outstanding (before giving effect to the issuances to be made at Closing), (ii) no shares of preferred stock are outstanding, and (iii) no shares of Parent Stock or preferred stock are held by the Parent in its treasury. No other shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Parent are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound.

SECTION 4.04.           Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Share Exchange have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Share Exchange. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 4.05.           No Conflicts; Consents.

(a)       The execution and delivery by the Parent of this Agreement, does not, and the consummation of Share Exchange and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)       No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Share Exchange, other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Exchange Act, and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Share Exchange.

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SECTION 4.06.           Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in any SEC filing or report contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 4.07.           Absence of Certain Changes or Events. Except as disclosed in the filed Parent SEC filing or in the Parent Disclosure Schedule, from the date of the most recent audited financial statements included in the filed Parent SEC filing to the date of this Agreement, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)       any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)       any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)       any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)       any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)       any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f)       any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)       any resignation or termination of employment of any officer of the Parent;

(h)       any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i)       any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(j)       any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k)       any alteration of the Parent’s method of accounting or the identity of its auditors; or

(l)       any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Parent stock option plans;

SECTION 4.08.           Taxes.

(a)       The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)       The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by the Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)       There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent. The Parent is not bound by any agreement with respect to Taxes.

SECTION 4.09.           Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent (collectively, “Parent Benefit Plans”). As of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

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SECTION 4.10.           ERISA Compliance; Excess Parachute Payments. The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.11.           Litigation. Except as disclosed in the Parent SEC Documents, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect. Neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.12.           Compliance with Applicable Laws. Except as disclosed in the Parent SEC Documents, the Parent is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Documents, the Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law. The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.13.           Contracts. Except as disclosed in the Parent SEC Documents, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole. The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.14.           Title to Properties. The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted. The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 4.15.           Intellectual Property. The Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole. The Parent Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole. No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

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For purpose of this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof; (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof; (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof; (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents; and (e) all software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

SECTION 4.16.           Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 4.17.           Transactions With Affiliates and Employees. Except as set forth in the Parent SEC filings, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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SECTION 4.18.           Solvency. Based on the financial condition of the Parent as of the closing date (and assuming that the closing shall have occurred but without giving effect to any funding requirement of the Company or any of the Company’s subsidiaries), (i) the Parent’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Parent’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Parent’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Parent, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Parent does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

SECTION 4.19.           Investment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.20.           Disclosure. The Parent confirms that neither it nor any person acting on its behalf has provided any Shareholder or its respective agents or counsel with any information that the Parent believes constitutes material, non-public information except insofar as the existence and terms of the proposed Share Exchange hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed after the Closing. All disclosure provided to the Shareholder regarding the Parent, its business and the Share Exchange contemplated hereby, furnished by or on behalf of the Parent (including the Parent’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.21.           Foreign Corrupt Practices. Neither the Parent, nor to the Parent’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Parent has, in the course of its actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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ARTICLE V
Deliveries and Closing

SECTION 5.01.           Deliveries of the Shareholder.

At the Closing, the Shareholder shall deliver to the Parent:

(a)       an original stock certificate (or certificates) s representing its Company Shares along with a stock power (or other poof of signature reasonably acceptable to the Parent) for the transfer of the Company Shares; and

(b)       this Agreement executed by the Shareholder which shall constitute a duly executed share transfer power for transfer by the Shareholder of their Company Shares to the Parent (which Agreement shall constitute a limited power of attorney in the Parent or any officer thereof to effectuate any Share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose).

SECTION 5.02.           Deliveries of the Parent.

At the Closing, the Parent shall deliver to the Shareholder:

(a)       a copy of this Agreement executed by the Parent.

(b)       certificate representing the Exchange Shares as set forth on Exhibit A.

SECTION 5.03.           Deliveries of the Company.

At the Closing, the Company shall deliver to the Parent

(a)       A copy of this Agreement executed by the Company.

(b)       A certificate from the Company, signed by its authorized officer certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors of the Company approving this Agreement and the Share Exchange, are all true, complete and correct and remain in full force and effect.

ARTICLE VI
Miscellaneous

SECTION 6.01.           Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

NowNews Digital Media Technology Co., Ltd.

4F, No. 32, Ln. 407, Sec. 2.

Tiding Road, Neihu District, Taipei City, Taiwan

Attention: David Shih

Telephone: 886 287978775 ext 500

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with a copy to:

Sichenzia Ross Friedman Ference LLP, LLP

61 Broadway, Suite 3200

New York, New York 10006

Attn: Jay Kaplowitz , Esq.

Facsimile (212) 930-9725

If to the Company, to:

MySong Industrial Co. Ltd.,

28F., No.307, Sec. 2, Taiwan Blvd., West Dist., Taichung City 403, Taiwan

Attention:

Tung-Liang Chen

SECTION 6.02.           Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Shareholder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 6.03.           Replacement of Securities. If any certificate or instrument evidencing any Parent Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Parent Stock. If a replacement certificate or instrument evidencing any Parent Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 6.04.           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholder, Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 6.05.           Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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SECTION 6.06.           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Share Exchange contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Share Exchange contemplated hereby are fulfilled to the extent possible.

SECTION 6.07.           Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 6.08.           Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Share Exchange and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 6.09.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in New York, New York, and the parties hereby waive any and all rights to trial by jury.

SECTION 6.10.           Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:
NowNews Digital Media Technology Co., Ltd.

By: /s/ Shuo-wei Shih
Name: Shuo-wei Shih
Title: Principle Executive

The Company:	MySong Industrial Co. Ltd.

By: /s/ Tung-Liang Chen
Name: Tung-Liang Chen
Title: Principle Executive

Shareholders

By: /s/ Alan Chen.
Name: Alan Chen

By: /s/ Chiu-Li Tu
Name: Chiu-Li Tu

[Signature Page to Share Exchange Agreement]

EXHIBIT A

Shareholders of MySong Industrial Co., Ltd.

Name of Shareholder	Number of Company Shares Being Exchanged	Number of Shares of Parent Common Stock to be Received by Shareholder	Indicate if such Shareholder is a non- U.S. Person
Alan Chen	4,999	199,960	Yes
Chiu-Li Tu	1	40	Yes

TOTALS	5,000	200,000

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